Exhibit 99.1

Turning Point Brands, Inc. announces first quarter 2016 results

LOUISVILLE, Ky. (June 15, 2016) - Turning Point Brands, Inc. (NYSE: TPB), a leading provider of Other Tobacco Products (OTP) through brands such as Stoker’s, Zig-Zag and Primal, today announced financial results for the three months ending March 31, 2016. The company’s results for the quarter are within the range of management’s expectations that was included in the company’s prospectus related to its Initial Public Offering (IPO).

•	Net sales were $49.9 million compared to $51.1 million in the first quarter of 2015

•	Gross margin expanded 110 basis points to 49.4% from 48.3% in the year ago quarter

•	Gross profit was $24.6 million, flat versus the prior year’s quarter

•	Net income was $2.2 million, versus $3.4 million in the comparable 2015 quarter

•	Adjusted EBITDA was $12.5 million compared to $13.9 million in the first quarter of 2015 (see Schedule A)

On May 10, 2016 the company priced its IPO and began trading on the NYSE under the ticker symbol “TPB” the following day.

Turning Point Brands operates in three segments and markets Smokeless Products (chewing tobacco and moist snuff tobacco (MST)), Smoking Products (premium cigarette papers and cigar products) and New Generation Products (e-cigarettes, vaporizers, E-liquids and non-nicotine, non-tobacco products).

Management Observations

Smokeless Products Segment

Smokeless Products net sales for the 2016 quarter were $18.3 million or 4.7% higher than the comparable 2015 period. Smokeless Products net sales for the quarter comprised 37% of the company’s total net sales. Revenue growth was driven by the ongoing roll-out of MST 1.2 oz. cans and pricing in both chewing tobacco and MST.

Gross profit for the Smokeless Products segment for the quarter increased 3.4% or $0.3 million to $9.2 million compared to the corresponding period of 2015. Gross margin decreased to 50.2% of net sales for the current period from 50.8% due primarily to a shift in the mix of sales from chewing tobacco to moist snuff tobacco products.

Smoking Products Segment

For the quarter, net sales of Smoking Products were $27.9 million or 0.7% lower than year ago.  In the 2016 quarter, continued growth in our MYO cigar wraps and increases in prices did not offset volume declines in other smoking products in the segment relative to a year ago. Promotional activity in the cigarillo non-tipped HTL (homogenized tobacco leaf) market remained exceptionally elevated with greater than 90% of all industry volume sold carrying some type of price-off incentive. Turning Point Brands’ volume in the cigar category is demonstrating greater stability and slowing declines.  Smoking Products net sales represented 56% of the company’s total net sales for the 2016 quarter.

The quarter’s gross profit for the smoking segment increased $0.6 million or 4.4% to $14.3 million compared with the 2015 quarter. Gross margin increased to 51.3% of net sales compared with 48.8% in the 2015 period, as the result of favorable mix shifts within the segment, principally the growth in MYO cigar wraps.

New Generation “New Gen” Products Segment

NewGen Products (liquid vapor products, tobacco vaporizer products and non-tobacco non-nicotine products) net sales for the quarter were $3.6 million or 7% of the company’s total net sales. In the quarter, net sales in the segment declined 33.6% versus the year ago period.  Industry vapor volumes into traditional retail declined sharply as consumer migration to the vape shops and accessory shops continued.

Gross profit for the NewGen product segment decreased $0.9 million or 45.0% to $1.1 million compared with the corresponding 2015 period as a result of lower net sales associated with shifting consumer purchase behavior from traditional retail to vape shops. Gross margin decreased to 31.0% of net sales for the current period, from 37.4% in previous period.  The decrease in gross margin was primarily due to a mix shift within the segment to lower margin products.

Other Performance Measures

Consolidated SG&A expenses for the 2016 quarter were $13.7 million against $12.7 million in 2015’s first quarter, reflecting increased costs associated with investment in salesforce expansion and sales coverage of non-traditional retail and investment in incremental MST merchandising and promotion.

Interest and financing costs for the three months ended March 31, 2016 of $8.5 million was flat versus the year ago period. Income tax expense for the quarter was $213,000 for an effective tax rate of 8.7%, reflecting the use of net operating loss carryforwards. NOLs utilized during the quarter to offset taxes amounted to $6.5 million with the remaining balance of $39.9 million at March 31, 2016. In addition to our NOLs we have other tax attributes which we will be able to utilize to reduce our cash income tax expense related to the conversion of certain debt that occurred in connection with the IPO.

First quarter 2016 income was $2.2 million and Adjusted EBITDA was $12.5 million (see Schedule A).

The company’s leverage after the quarter ending March 31, 2016 was improved by the positive impact from the net proceeds from the company’s IPO, including the exercise of the underwriters’ overallotment option, and the concurrent conversion of certain debt to equity which in total reduced debt by $95.1 million. Pro-forma for the IPO, Net Debt to 2015 Adjusted EBITDA was 4.1X (see Schedule B).

Also after quarter’s end and concurrent with the IPO, the company established a $50 million line of credit for acquisitions.

Initial Public Offering Completed

In May of 2016, the Company sold 6,210,000 shares of voting common stock in its IPO, including shares sold pursuant to the underwriters’ option to purchase 810,000 shares, at a price of $10.00 per share. The gross proceeds totaled $62.1 million. The IPO proceeds were used to retire $34.0 million of PIK Toggle Notes, redeem $20.0 million of borrowings outstanding under its second lien term notes, to purchase and retire warrants and options issued by one of its subsidiaries, and to pay fees and expenses related to the IPO.

In addition, in connection with the IPO the Company exchanged 1,289,819 shares of voting common stock to repurchase all of its outstanding 7% Senior Notes and exchanged 3,168,438 shares of voting common stock to redeem all of the remaining outstanding PIK Toggle Notes not repurchased for cash with the IPO proceeds (see Schedule B).

Interest expense for the debt that was retired in connection with the IPO amounted to $12.0 million in 2015 and $3.2 million for the quarter ending March 31, 2016.

“We’re pleased with the successful completion of the IPO and the foundation it establishes for Turning Point going forward,” said President and Chief Executive Officer Larry Wexler.  “This additional financial flexibility, combined with continued investments in our salesforce, regulatory infrastructure, new product development and other important initiatives, positions Turning Point Brands for strong future growth, both organically and through potential acquisitions,” said Wexler.

Earnings conference call

A conference call with the investment community to review Turning Point Brands financial results has been scheduled for 10 a.m. Wednesday, June 15, 2016.  Investment community participants should dial in 15 minutes ahead of time using the toll free number 866-807-9684 (International participants should call 412-317-5415.) A live webcast of the call is available from the Events and Presentations section of the investor relations portion of the company website (www.turningpointbrands.com).

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including Adjusted EBITDA and Net Debt. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Louisville, Ky. based Turning Point Brands, Inc. (NYSE:TPB) is a leading U.S. provider of Other Tobacco Products (“OTP”). Through widely recognized brands such as Zig-Zag®, Beech-Nut® and Stoker’s®, the company markets smokeless products (chewing tobacco and moist snuff), smoking products (premium cigarette papers and cigar products), new generation electronic products (e-cigarettes, vaporizers and E-Liquids), and new generation non-nicotine, non-tobacco products sold through the Primal™ brand.  More information about the company is available at its corporate website, http://www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to:

•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	our dependence on a small number of third-party suppliers and producers;
•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	failure to maintain consumer brand recognition and loyalty of our customers;
•	substantial and increasing U.S. regulation;

•	regulation of our products by the FDA;
•	uncertainty related to the regulation and taxation of our NewGen products;
•	possible significant increases in federal, state and local municipal tobacco-related taxes;
•	possible significant increases in tobacco-related taxes;
•	possible taxation of our NewGen products;
•	possible increasing international control and regulation;
•	our reliance on relationships with several large retailers and national chains for distribution of our products;
•	intense competition and our ability to compete effectively;
•	significant potential product liability litigation;
•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarettes, vaporizer and e-liquid use;
•	failure to maintain and contribute significant cash amounts to an escrow account as part of a settlement agreement between us and certain U.S. states;
•	our substantial amount of indebtedness;
•	the terms of our credit facilities may restrict our current and future operations;
•	competition from illicit sources;
•	our reliance on information technology;
•	security and privacy breaches;
•	contamination of our tobacco supply or products;
•	infringement on our intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	concentration of business with large customers;
•	failure to manage our growth;
•	fluctuations in our month-to-month results;
•	exchange rate fluctuations;
•	adverse U.S. and global economic conditions;
•	failure to comply with certain regulations; and
•	departure of key management personnel or our inability to attract and retain talent.

Contacts:
Investment Community

Mark A. Stegeman
Senior Vice President, Chief Financial Officer
ir@tpbi.com
(502) 774-9238

Media

Terry McWilliams
President, Mozaic Investor Relations, Inc.
ir@tpbi.com
(502) 774-9238

Financial statements follow:

Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)
(unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Net sales	$49,866	$51,086
Cost of sales	25,219	26,431
Gross profit	24,647	24,655
Selling, general and administrative expenses	13,738	12,671
Operating income	10,909	11,984
Interest expense and financing costs	8,462	8,482
Income before income taxes	2,447	3,502
Income tax expense	213	75
Net income	$2,234	$3,427

Basic earnings per common share:
Net income	$0.31	$0.48
Diluted earnings per common share:
Net income	$0.27	$0.41
Weighted average common shares outstanding:
Basic - inclusive of voting and non-voting shares	7,198,337	7,197,523
Diluted - inclusive of voting and non-voting shares	8,354,659	8,353,843

Supplemental Information:

Excise Tax Expense	$5,266	$5,256

FDA Fees	$85	$80

Turning Point Brands, Inc.
Consolidated Balance Sheet
(dollars in thousands except share data)
(unaudited)

ASSETS	March 31, 2016	December 31, 2015
Current assets:
Cash	$2,940	$4,835
Accounts receivable, net of allowances of $137 in 2016 and 2015	2,649	3,940
Inventories	47,976	44,339
Other current assets	9,383	10,838
Total current assets	62,948	63,952
Property, plant and equipment, net	5,764	5,603
Deferred financing costs, net	191	208
Goodwill	128,697	128,697
Other intangible assets, net	8,553	8,553
Master Settlement Agreement - escrow deposits	31,856	31,842
Other assets	3,530	3,608
Total assets	$241,539	$242,463

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,895	$4,087
Accrued expenses	9,743	11,053
Accrued interest expense	866	4,329
First lien term loan	1,650	1,650
Revolving credit facility	1,018	18
Total current liabilities	18,172	21,137
Notes payable and long-term debt	290,480	290,772
Deferred income taxes	7,054	7,013
Postretirement benefits	4,638	4,666
Pension benefits	428	487
Total liabilities	320,772	324,075

Commitments and contingencies

Stockholders’ deficit:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; issued shares, 2016 and 2015 7,312,642; outstanding shares, 2016 and 2015 6,259,480, shares held in treasury, 2016 and 2015 1,053,162	63	63
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares, 2016 and 2015 938,857	9	9
Additional paid-in capital	12,650	12,628
Accumulated other comprehensive loss	(3,389)	(3,512)
Accumulated deficit	(88,566)	(90,800)
Total stockholders’ deficit	(79,233)	(81,612)
Total liabilities and stockholders’ deficit	$241,539	$242,463

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities:
Net income	$2,234	$3,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	293	251
Amortization of deferred financing costs	362	362
Amortization of original issue discount	259	261
Interest incurred but not paid on PIK toggle notes	2,254	1,945
Deferred income taxes	41	(35)
Stock compensation expense	12	46
Member unit compensation expense	10	29
Changes in operating assets and liabilities:
Accounts receivable	1,291	(1,931)
Inventories	(3,637)	(1,742)
Other current assets	1,455	1,749
Other assets	416	(12)
Accounts payable	724	1,159
Accrued pension liabilities	64	42
Accrued postretirement liabilities	(28)	(31)
Accrued expenses and other	(4,773)	1,322
Net cash provided by operating activities	977	6,842

Cash flows from investing activities:
Capital expenditures	(454)	(327)
Net cash used in investing activities	(454)	(327)

Cash flows from financing activities:
Proceeds from revolving credit facility	1,000	93
Prepaid equity issuance costs	(268)	-
Payment of first lien term loan	(3,150)	(412)
Proceeds from issuance of stock	-	1
Net cash used in financing activities	(2,418)	(318)

Net increase (decrease) in cash	(1,895)	6,197
Cash, beginning of period	4,835	8,467
Cash, end of period	$2,940	$14,664

Supplemental schedule of noncash financing activities:
Accrued expenses incurred for prepaid equity costs	$84	$-

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$9,058	$5,861
Cash paid during the period for income taxes, net	$172	$110

Schedule A

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA and Adjusted EBITDA. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA is used by management to compare our performance to that of prior periods for trend analyses and planning purposes and is presented to our board of directors. We believe that EBITDA and Adjusted EBITDA are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

In addition, our credit agreements contain financial covenants that use Adjusted EBITDA calculations.

We define “EBITDA” as net income before depreciation and amortization, interest expense and provision for income taxes. We define “Adjusted EBITDA” as net income before depreciation and amortization, interest expense, provision for income taxes, loss on extinguishment of debt, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. Adjusted EBITDA excludes significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. The table below provides a reconciliation between net income and Adjusted EBITDA.

Turning Point Brands, Inc.
Reconciliation of GAAP to Adjusted EBITDA
(dollars in thousands) (unaudited)

	Three Months Ended
	March 31, 2016	March 31, 2015
Net income	$2,234	$3,427
Add:
Interest expense	8,462	8,482
Depreciation expense	293	251
Income tax expense	213	75
EBITDA	$11,202	$12,235
Components of Adjusted EBITDA
LIFO adjustment (a)	309	431
Pension/postretirement expense (b)	117	94
Non-cash stock option and incentives expense	22	75
Foreign exchange hedging (c)	(21)	240
Warehouse reconfiguation (d)	-	375
Strategic initiatives (e)	432	363
Launch costs (f)	392	91
Adjusted EBITDA	$12,453	$13,904

(a)	Represents non-cash expense related to an inventory valuation allowance for last-in, first-out (“LIFO”) reporting.
(b)	Represents our Pension/Postretirement expense.
(c)	Represents non-cash gain and loss stemming from our foreign exchange hedging activities.
(d)	Represents the one-time relocation of finished product for improved logistical services.
(e)	Represents the fees incurred for the study of strategic initatives.
(f)	Represents product launch costs of our new product lines.

Schedule B

Turning Point Brands, Inc.

Leverage Summary
Pro-Forma and Post-IPO as of March 31, 2016
(dollars in million) (unaudited)

	Actual	Debt Exchanged for Equity	Debt Repaid with Cash	Adjusted for IPO & Conversion

Cash	$2.9	$-	$0.1	$3.0

Bank Debt	$229.6	$-	$(20.0)	$209.6
PIK Toggle Notes	62.3	(28.3)	(34.0)	-
7% Senior Notes	12.6	(12.6)	-	-
Total Debt	$304.5	$(40.9)	$(54.0)	$209.6

2015 Adjusted EBITDA	$50.6			$50.6
Net Debt / 2015 Adjusted EBITDA	6.0x			4.1x

Pro-Forma Shares Recap Post-IPO and concurrent transactions:

Voting shares outstanding March 31, 2016	6,259,480
Shares issued for Initial Public Offering	6,210,000
Shares issued for 7% Senior Notes	1,289,819
Shares issued for PIK Toggle Notes	3,168,438
Voting shares outstanding Post-IPO & concurrent transactions	16,927,737

Non-Voting shares outstanding before and after IPO & concurrent transaction	938,857

Total shares outstanding Post-IPO & concurrent transactions	17,866,594

Adjustment for Common Stock Equivalents using the Treasury Method March 31, 2016	1,156,322

Total Pro-Forma Diluted Shares	19,022,916